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                                                                     EXHIBIT 3.5

                 BYLAWS OF TEAM HEALTH, INC. DATED JULY 2, 2001

                                     BYLAWS

                                       OF

                               TEAM HEALTH, INC.

                                   ARTICLE I.

                                    OFFICES

         SECTION 1. PRINCIPAL OFFICE. The principal office of the corporation shall be located at 1900 Winston Road, Knoxville, Tennessee 37919.

         SECTION 2. REGISTERED OFFICE. The registered office of the corporation is required by law to be maintained in the State of Tennessee may be, but need not be, identical with the principal office.

         SECTION 3. OTHER OFFICES. The corporation may have offices at such other places, either within or without the State of Tennessee, as the Board of Directors may designate or as the affairs of the corporation may require from time to time.

                                   ARTICLE II.

                            MEETINGS OF SHAREHOLDERS

         SECTION 1. PLACE OF MEETINGS. All meetings of shareholders shall be held at the principal office of the corporation, or at such other place, either within or without the State of Tennessee, as shall be (a) fixed by the President, the Secretary, or the Board of Directors and designated in the notice of the meeting or (b) agreed upon by a majority of the shareholders entitled to vote at the meeting.


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         SECTION 2. ANNUAL MEETINGS. The annual meeting of shareholders shall be held on such date during the year and at such time as may be designated by the board of directors and stated in the notice of meeting, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

         SECTION 3. SUBSTITUTE ANNUAL MEETING. If the annual meeting shall not be held on the day designated by these bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article II. A meeting so called shall be designated and treated for all purposes as the annual meeting.

         SECTION 4. SPECIAL MEETINGS. Special meetings of shareholders may be called for any purpose or purposes by the board of directors or by holders of at least twenty-five percent of all the votes entitled to be cast on any issue to be considered at the proposed special meeting who sign, date and deliver to the Corporation's secretary one or more written demands for the meeting. Such demand or demands must describe the purpose or purposes for which the meeting is to be held. Special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the charter or by the bylaws.

         SECTION 5. NOTICE OF MEETINGS. Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by Tennessee law, the written notice of any meeting shall be given not less than ten days nor more than two months before the date of the meeting to each shareholder entitled to vote at such meeting. If mailed, notice is give when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the Corporation. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business at which the adjournment is taken. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjournment meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

         SECTION 6. WAIVER OF NOTICE. Any shareholder may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the shareholder, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholders' attendance, in person or by proxy, at a meeting (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter before it is voted upon.

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         SECTION 7. SHAREHOLDERS' LIST. Before each meeting of shareholders, the
Secretary of the corporation shall prepare an alphabetical list of the shareholders entitled to notice of such meeting or any adjournment thereof. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of any number of shares held by each shareholder. The list shall be kept on file at the principal office of the corporation, or a place identified in the meeting notice in the city where the meeting will be held, for the period beginning two business days after notice of the meeting is given and continuing through the meeting, and shall be available for inspection by any shareholder, his agent or attorney, or at any time during regular business hours. The list shall also be available at the meeting and shall be subject to inspection by any shareholder, his agent or attorney, at any time during the meeting or any adjournment thereof.

         SECTION 8. VOTING GROUP. All shares of one or more classes or series that under the articles of incorporation or the Tennessee Business Corporation Act are entitled to vote and be counted together collectively on a matter at a meeting of the shareholders constitute a voting group. All shares entitled by the articles of incorporation or the Tennessee Business Corporation Act to vote generally on a matter are for that purpose a single voting group. Classes or series of shares shall not be entitled to vote separately by voting group unless expressly authorized by the articles of incorporation or specifically required by law.

         SECTION 9. QUORUM. Share entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists. A majority of the votes entitled to be case on the matter by the voting group represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter.

         Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

         In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by a vote of the majority of the votes cast on the motion to adjourn; and, subject to the provisions of Section 5 of this Article II, at any adjourned meeting any business may be transacted which might have been transacted at the original meeting if a quorum exists with respect to the matter proposed.

         SECTION 10. PROXIES. Shares may be voted either in person or by one or more proxies authorized by a written appointment executed by the shareholder or by his duly authorized attorney in fact. A proxy is valid for eleven (11) months from the date of its execution, unless the person executing it specifies therein a different period for which it is to continue in force.

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         SECTION 11. VOTING OF SHARES. Subject to the provisions of the articles of incorporation and Section 3 of Article III, if applicable, each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

         Except in the election of directors as governed by the provisions of
Section 3 of Article III, if a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater vote is required by law, the articles of incorporation or these bylaws.

         Absent special circumstances, shares of the corporation are not entitled to vote if they are owned, directly or indirectly, ay another corporation in which the corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided that this provision does not limit the power of the corporation to vote its own shares held by it in a fiduciary capacity.

         SECTION 12. INFORMAL ACTION BY SHAREHOLDERS. Any action that is required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote upon such action at a meeting, and delivered to the corporation for inclusion in the minutes or filing with corporate records.

         If the corporation is required by law to give notice to nonvoting shareholders of action to be taken by unanimous written consent of the voting shareholders, then the corporation shall given the nonvoting shareholders, if any, written notice of the proposed action at least ten days before the action is taken.

                                  ARTICLE III.

                               BOARD OF DIRECTORS

         SECTION 1. GENERAL POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of its Board of Directors.

         SECTION 2. NUMBER AND QUALIFICATIONS. The number of Directors shall be fixed from time to time by either the Shareholders or by the Board of Directors. Directors need not be residents of the State of Tennessee or shareholders of the corporation.

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         SECTION 3. ELECTION OF DIRECTORS. Except as provided in Section 6 of this Article III, the directors shall be elected at the annual meeting of shareholders. Those persons who receive the highest number of votes at a meeting at which a quorum is present shall be deemed to have been elected.

         SECTION 4. TERM OF DIRECTORS. Each initial director shall hold office until the first shareholders' meeting at which directors are elected, or until such director's death, resignation, or removal. The term of every other director shall expire at the next annual shareholders' meeting following the director's election or upon such director's death, resignation, or removal. The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected. A decrease in the number of directors does not shorten an incumbent director's term. Despite the expiration of a director's term, such director shall continue to serve until a successor shall be elected and qualifies or until there is a decrease in the number of directors.

         SECTION 5. REMOVAL. Any director may be removed at any time with or without cause by a vote of the shareholders if the number of votes cast to remove such director exceeds the number of votes cast not to remove him. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. A director may not be removed by the shareholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director. If any directors are so removed, new directors may be elected at the same meeting. The entire board of directors may be removed, with or without cause, by a majority of the votes entitled to be cast at any election of directors, notwithstanding that the corporation has cumulative voting.

         SECTION 6. VACANCIES. Any vacancy occurring in the Board of Directors, including without limitation a vacancy resulting from an increase in the number of directors or from failure by the shareholders to elect the full authorized number of directors, may be filled by the shareholders or by the Board of Directors, whichever group shall act first. If the directors remaining in office do not constitute a quorum, the directors may fill the vacancy by the affirmative vote of a majority of the remaining directors. If the vacant office was held by a director elected by a voting group, only the remaining director or directors elected by that voting group or the holders of shares of that voting group are entitled to fill the vacancy.

         SECTION 7. CHAIRMAN OF THE BOARD. There may be a Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.

         SECTION 8. COMPENSATION. The Board of Directors may compensate directors for their services as such and may provide for the payment or reimbursement of any or all expenses incurred by directors in connection with such services.

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         SECTION 9. INDEMNIFICATION OF DIRECTORS. Any director who was or is involved or is threatened to be involved, as a party or otherwise, in any threatened, pending, or complete action, suit, or proceeding, including any appeal relating thereto, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director of the corporation, shall be indemnified by the corporation against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suite, or proceeding or the defense thereof, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal act or proceeding, had no reasonable cause to believe his conduct was unlawful.

                                  ARTICLE IV.

                             MEETINGS OF DIRECTORS

         SECTION 1. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of Tennessee, for the holding of additional regular meetings.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, if any, the President or by any two (2) directors. Such a meeting may be held either within or without the State of Tennessee, as fixed by the person or persons calling the meeting.

         SECTION 3. NOTICE OF MEETINGS. Regular meetings of the Board of Directors may be held without notice. The person or persons calling a special meeting of the Board of Directors shall, at least ten (10) days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called. Any duly convened regular or special meeting may be adjourned by the directors to a later time without further notice.

         SECTION 4. WAIVER OF NOTICE. Any director may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the director entitled to the notice, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A director's attendance at or participation in a meeting waives any required notice of such meeting unless the director at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or to transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

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         SECTION 5. QUORUM. Unless the articles of incorporation or these by laws provide otherwise, a majority of the number of directors fixed by or pursuant to these bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

         SECTION 6. MANNER OF ACTING. Except as otherwise provided in the Articles of Incorporation or these bylaws, including Section 9 of this Article IV, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 7. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors when action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or to transacting business at the meeting or (b) his dissent or abstention is entered in the minutes of the meeting or (c) he files his written notice of dissent or abstention with the presiding officer of the meeting before its adjournment or with the corporation immediately after the adjournment of the meeting. Such right to dissent or abstention shall not apply to a director who votes in favor of such action.

         SECTION 8. ACTION WITHOUT MEETING. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting of the action is taken by all members of the Board. The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records.

         SECTION 9. COMMITTEES OF THE BOARD. The Board of Directors may create an Executive Committee and other committees of the board and appoint members of the Board of Directors to serve on them. The creation of a committee of the board and appointment of members to it must be approved by the greater of (a) a majority of the number of directors in office when the action is taken or (b) the number of directors required to take action pursuant to Section 6 of this
Article IV. Each committee of the board must have two or more members and, to the extent authorized by law and specified by the Board of Directors, shall have and may exercise all of the authority of the Board of Directors in the management of the corporation. Each committee member serves at the pleasure of the Board of Directors. The provisions in these bylaws governing meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees of the board established under this section.

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                                   ARTICLE V.

                                    OFFICERS

         SECTION 1. OFFICERS OF THE CORPORATION. The officers of the corporation shall consist of a President, a Secretary, a Treasurer, and such Vice-Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as the Board of Directors may from time to time elect. Any two or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.

         SECTION 2. APPOINTMENT AND TERM. The officers of the corporation shall be appointed by the Board of Directors or by a duly appointed officer authorized by the Board of Directors to appoint one or more officers or assistant officers. Each officer shall hold office until his death, resignation, retirement, removal, disqualification, or his successor shall have been appointed.

         SECTION 3. COMPENSATION OF OFFICERS. The compensation of all officers of the corporation shall be fixed by or under the authority of the Board of Directors and no officer shall serve the corporation in any other capacity and receive compensation therefor unless such additional compensation be authorized by the Board of Directors. The appointment of an officer does not itself create contract rights.

         SECTION 4. REMOVAL. Any officer may be removed by the Board at any time with or without cause; but such removal shall not affect the officer's contract rights, if any, with the corporation.

         SECTION 5. RESIGNATION. An officer may resign at any time by communicating his resignation to the corporation, orally or in writing. A resignation is effective when communicated unless it specifies in writing a later effective date. If a resignation is made effective at a later date that is accepted by the corporation, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date. An officer's resignation does not affect the corporation's contract rights, if any, with the officer.

         SECTION 6. BONDS. The Board of Directors may by resolution require any officer, agent, or employee of the corporation to give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of his respective office or position, and to comply with such other conditions as may from time to time be required by the Board of Directors.

         SECTION 7. PRESIDENT. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders. He shall sign, with the Secretary, an Assistant Secretary, or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and

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execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         SECTION 8. VICE-PRESIDENTS. In the absence of the President or in the event of his death, inability, or refusal to act, the Vice-Presidents in the order of their length of service as Vice-Presidents, unless otherwise determined by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be prescribed by the President or Board of Directors.

         SECTION 9. SECRETARY. The Secretary shall: (a) keep the minutes of the meetings of shareholders, of the Board of Directors, and of all committees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law;
(c) maintain and authenticate corporate records and be custodian of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) sign with the President or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors, (e) maintain and have general charge of the stock transfer books of the corporation; (f) keep or cause to be kept a record of the corporation's shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each, and prepare or cause to be prepared voting lists prior to each general meeting of shareholders as required by law; (g) attest the signature or certify the incumbency or signature of any officer of the corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         SECTION 10. ASSISTANT SECRETARIES. In the absence of the Secretary or in the event of his death, inability, or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretary, unless otherwise determined by the Board of Directors, shall perform the duties of the Secretary, and when so acting shall have all the powers of an be subject to all the restrictions upon the Secretary. They shall perform such other duties as may be prescribed by the Secretary, by the President, or by the Board of Directors. Any Assistant Secretary may sign, with the President or a Vice-President, certificates for shares of the corporation.

         SECTION 11. TREASURER. The Treasurer shall: (a) have charge and custody of an be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such depositories as shall be selected in accordance with the provisions of Section 4 of Article VI of these bylaws; (b) maintain appropriate accounting records as required by law; (c) prepare, or cause to be prepared, annual financial statements of the corporation that include a balance sheet as of the end of the fiscal year and an income and cash flow

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statement for that year, which statement, or a written notice of their availability, shall be mailed to each shareholder within one-hundred twenty
(120) days after the end of such fiscal year; and (d) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be prescribed by the President or by the Board of Directors.

         SECTION 12. ASSISTANT TREASURERS. In the absence of the Treasurer or in the event of his death, inability, or refusal to act, the Assistant Treasurers in the order of their length of service as Assistant Treasurer, unless otherwise determined by the Board of Directors, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. They shall perform such other duties as may be prescribed to them by the Treasurer, by the President, or by the Board of Directors.

                                  ARTICLE VI.

                     CONTRACTS, LOANS, CHECKS, AND DEPOSITS

         SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of an on behalf of the corporation, and such authority may be general or confined to specific instances.

         SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

         SECTION 3. CHECKS AND DRAFTS. All checks, drafts, or other orders for the payment of money, issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by the Board of Directors.

         SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as may be selected by or under the authority of the Board of Directors.

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                                  ARTICLE VII.

                           SHARES AND THEIR TRANSFER

         SECTION 1. CERTIFICATES FOR SHARES. The Board of Directors may authorize the issuance of some or all of the shares of the corporation's classes or series without issuing certificates to represent such shares. If shares are presented by certificates, the certificates shall be in such form as required by law and as determined by the Board of Directors. Certificates shall be signed, either manually or in facsimile, by the President or a Vice-President and by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer. All certificates for shares shall be consecutively numbered or otherwise identified and entered into the stock transfer books of the corporation. When shares are represented by certificates, the corporation shall issue and deliver, to each shareholder to whom such shares have been issued or transferred, certificates representing the shares owned by him. When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by law to be on certificates.

         SECTION 2. STOCK TRANSFER BOOKS. The corporation shall keep a book or set of books, to be known as the stock transfer books of the corporation, containing the name of each shareholder of record, together with such shareholder's address and the number and class or series of shares held by him. Transfers of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney authorized to effect such transfer by power of attorney duly executed and filed with the Secretary, and on surrender for cancellation of the certificate for such shares (if the shares are represented by certificates).

         SECTION 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the certificate of stock to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors shall require that the owner of such lost or destroyed certificate, or his legal representative, give the corporation a bond in such sum and with such surety or other security as the Board may direct as indemnity against any claim that may be made against the corporation with respect to the certificate claimed to have been lost or destroyed, except where the Board of Directors by resolution finds that in the judgment of the directors the circumstances justify omission of a bond.

         SECTION 4. FIXING RECORD DATE. The Board of Directors may fix a future date as the record date for one or more voting groups in order to determine the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action. Such record date may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

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         If no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the day before the first notice of the meeting is delivered to shareholders shall be the record date for such determination of shareholders.

         The Board of Directors may fix a date as the record date for determining shareholders entitled to a distribution or share dividend. If no record date is fixed by the Board of Directors for such determination, it is the date the Board of Directors authorizes the distribution or share dividend.

         SECTION 5. HOLDER OF RECORD. Except as otherwise required by law, the corporation may treat the person in whose name the shares stand of record on its books as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote, and to otherwise exercise the rights, powers, and privileges of ownership of such shares.

         SECTION 6. SHARES HELD BY NOMINEES. The corporation shall recognize the beneficial owner of shares registered in the name of a nominee as the owner and shareholder of such shares for certain purposes if the nominee in whose name such shares are registered files with the Secretary a written certificate in a form prescribed by the corporation, signed by the nominee, indicating the following: (a) the name, address, and taxpayer identification number of the nominee, (b) the name, address, and taxpayer identification number of the beneficial owner; (c) the number and class or series of shares registered in the name of the nominee as to which the beneficial owner shall be recognized as the shareholder; and (d) the purposes for which the beneficial owner shall be recognized as the shareholder.

         The purpose for which the corporation shall recognize the beneficial owner as the shareholder may include the following: (a) receiving notice of, voting at, and otherwise participating in shareholders' meetings; (b) executing consents with respect to the shares; (c) exercising dissenters' rights under
Article 13 of the Business Corporation Act; (d) receiving distributions and share dividends with respect to the shares; (e) exercising inspection rights;
(f) receiving reports, financial statements, proxy statements, and other communications from the corporation; (g) making any demand upon the corporation required or permitted by law: and (h) exercising any other rights or receiving any other benefits of a shareholder with respect to the shares.

         The certificate shall be effective ten (10) business days after its receipt by the corporation and until it is changed by the nominee, unless the certificate specifies a later effective time or an earlier termination date.

         If the certificate affects less than all of the shares registered in the name of the nominee, the corporation may required the shares affected by the certificate to be registered separately on the books of the corporation and be represented by a share certificate

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that bears a conspicuous legend stating that there is a nominee certificate in effect with respect to the shares represented by that share certificate.

                                 ARTICLE VIII.

                                INDEMNIFICATION

         Any person who at any time serves or has served as a director, officer or corporate officer of the corporation, or who serves or has served, at the request of the corporation, as a director, officer, corporate officer, partner, trustee, employee, or agent of an affiliated corporation, partnership, joint venture, trust, or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the corporation to the fullest extent permitted by law against (a) reasonable expenses, including attorneys' fees, incurred by him in connection with any threatened, pending, or completed civil, criminal, administrative, investigative, or arbitrative action, suit, or proceeding (and any appeal therein), whether or not brought by or on behalf of the corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which he may have become liable in any such action, suit, or proceeding.

         The Board of Directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by this bylaw, including, without limitation, making a determination that indemnification is permissible in the circumstances and a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him. The Board of Directors may appoint a committee or special counsel to make such determination and evaluation. To the extent needed, the Board shall give notice to, and obtain approval by, the shareholders of the corporation for any decision to indemnify.

         Any person who at any time after the adoption of this bylaw serves or has served in the aforesaid capacity for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other right to which such person may be entitled apart from the provision of this bylaw.

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                                  ARTICLE IX.

                               GENERAL PROVISIONS

         SECTION 1. DISTRIBUTIONS. The Board of Directors may from time to time authorize, and the corporation may grant, distributions and share dividends to its shareholders pursuant to law and subject to the provisions of its articles of incorporation.

         SECTION 2. SEAL. The corporate seal of the corporation shall consist of two concentric circles between which is the name of the corporation and in the center of which is inscribed SEAL; and such seal, as impressed or affixed on the margin hereof, is hereby adopted as the corporate seal of the corporation.

         SECTION 3. FISCAL YEAR. The fiscal year of the corporation shall be fixed by the Board of Directors.

         SECTION 4. AMENDMENTS. Except as otherwise provided in the articles of incorporation or by law, these bylaws may be amended or repealed and new bylaws may be adopted by the Board of Directors.

         No bylaw adopted, amended, or repealed by the shareholders shall be readopted, amended, or repealed by the Board of Directors, unless the articles of incorporation or a bylaw adopted by the shareholders authorizes the Board of Directors to adopt, amend, or repeal that particular bylaw or the bylaws generally.

         SECTION 5. DEFINITIONS. Unless the context otherwise requires, terms used in these bylaws shall have the meanings assigned to them in the Tennessee Business Corporation Act to the extent defined therein.

         I, Michael L. Hatcher, do hereby certify that I am the duly elected and qualified Secretary of Team Health, Inc., a corporation organized under the laws of the State of Tennessee, and that the foregoing is a true and correct copy of the bylaws adopted by a meeting or by joint resolution of the Board of Directors thereof, convened and held in accordance with law and the Articles of Amendment to the Articles of Incorporation of said corporation on the 11th day of March, 1999.

         IN WITNESS WHEREOF, I have affixed my name as Secretary and have caused the corporate seal of said corporation to be hereunto affixed as of the 2nd day of July, 2001.

                                             /s/ Michael L. Hatcher
                                             -----------------------
                                             Secretary

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